UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

CTS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4925 Indiana Avenue
Lisle, Illinois		60532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 577-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CTS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 21, 2025, Martin Baumeister gave notice of his resignation from his position as Senior Vice President of CTS Corporation (“CTS”) effective as of the close of business on December 5, 2025. Mr. Baumeister’s resignation was a personal decision to pursue another opportunity outside of CTS and was not the result of any disagreement with CTS.

(c) Pratik Trivedi, Senior Vice President, has been appointed Chief Operating Officer (“COO”) of CTS effective December 5, 2025. Mr. Trivedi, age 46, joined CTS in April 2024. Immediately prior to joining CTS, Mr. Trivedi served as Vice President, North America for the mobility business of Eaton Corporation plc, a global power management company, since 2017. Prior to that role, Mr. Trivedi served in several key roles with Cummins, Inc. CTS did not enter into any material plan, contract or arrangement or change Mr. Trivedi’s compensation or grant him equity in connection with his appointment to COO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

Date:	November 26, 2025	By:	/s/ Mark Pacioni
Vice President, Chief Legal and Administrative Officer and Secretary